UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) SEPTEMBER 30, 2004
                                                        ------------------


                        MEDIANET GROUP TECHNOLOGIES, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)


           NEVADA                    0-32307                    13-4067623
           ------                    -------                    ----------
(State or other jurisdiction       (Commission                 (IRS Employer
      of incorporation)            File Number)              Identification No.)


                5100 W. COPANS ROAD, SUITE 710, MARGATE, FL 33063
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               (Address of Principal Executive Office) (Zip Code)


         Registrant's telephone number, including area code 954-974-5818
                                                            ------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
          APPOINTMENT OF PRINCIPAL OFFICERS.

On September 30, 2004, the Board of Directors of MediaNet Group Technologies, Inc. (the "Company") elected James Dyas to serve on its Board of Directors. Mr. Dyas will also serves as Chairman of the Company's Audit Committee. Additionally, the Company has engaged Mr. Dyas as Chief Financial Officer and Principal Financial Officer through an independent contractor arrangement.

Mr. Dyas has held positions as a financial consultant, Chief Financial Officer and Controller for national and international companies for over 25 years. In 1992, he co-founded the National Alliance for Excellence, Inc (NAE), a national educational non-profit organization. He served as a member of the NAE Board of Directors as well as holding the position of Chief Financial Officer for 11 years. From 1990-1992, Mr. Dyas was controller for Seal-O-Matic Corporation, an international industrial supply firm, where he was responsible for accounting and administrative operations. Prior to 1990, Mr. Dyas held management positions with Fashion Rite Corporation (a London Fog licensee) and International Paint Co., Inc. He holds a B.S degree in accounting from St. Peter's College.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIANET GROUP TECHNOLOGIES, INC.


By: /s/ Martin Berns
    ----------------
    Martin Berns
    President and Chief Executive Officer



Date: October 5, 2004

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